UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2012 (May 15, 2012)

U.S. PHYSICAL THERAPY, INC.
(Exact name of registrant as specified in its charter)

Nevada	1-11151	76-0364866
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation or organization)	Number)	Identification No.)

1300 West Sam Houston Parkway South, Suite 300, Houston, Texas	77042
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (713) 297-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders (the “Annual Meeting”) of U. S. Physical Therapy, Inc. (the “Company”) was held on May 15, 2012.  At the Annual Meeting, the Company’s stockholders approved the three proposals, one of which is non-binding, which are described in detail in the Company’s definitive proxy statement dated April 11, 2012 (“Definitive Proxy”).  Abstentions and broker non-votes were counted for purposes of determining whether a quorum was present.

The results are as follows:

Proposal 1 - Election of ten directors to serve until the next annual meeting of stockholders.

		Votes	Broker
Nominees	Votes For	Withheld	Non-Votes
Jerald L. Pullins	9,835,646	162,314	819,020
Christopher J. Reading	9,743,522	254,438	819,020
Lawrance W. McAfee	9,305,437	692,523	819,020
Daniel C. Arnold	9,640,491	357,469	819,020
Mark J. Brookner	9,747,653	250,307	819,020
Harry S. Chapman	9,840,355	157,605	819,020
Bernard A. Harris, Jr.	9,840,376	157,584	819,020
Marlin W. Johnston	9,746,957	251,003	819,020
Regg E. Swanson	9,721,784	276,176	819,020
Clayton K. Trier	9,840,155	157,805	819,020

Proposal 2 – Advisory vote to approve named executive officer compensation.

	Votes	Votes	Broker
Votes For	Against	Abstaining	Non-Votes
9,848,816	145,332	3,812	819,020

Proposal 3 - Ratification of the appointment of Grant Thornton LLP as our independent registered        public accounting firm for the year ending December 31, 2012.

	Votes	Votes
Votes For	Against	Abstaining
10,672,993	93,454	50,533

With respect to the election of directors, broker non-votes were not treated as a vote for or against any particular nominee and did not affect the outcome of the election of directors.  With respect to the advisory vote to approve named executive officer compensation, broker non-votes did not have any effect on the outcome of the vote.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. PHYSICAL THERAPY, INC.

Dated: May 15, 2012	By: /s/ LAWRANCE W. MCAFEE
Lawrance W. McAfee
Chief Financial Officer
(duly authorized officer and principal financial
and accounting officer)